EXHIBIT 10.1

CRITICARE SYSTEMS, INC.

2003 STOCK OPTION PLAN

1.   Purposes of the Plan. The purpose of this Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders.

2.   Definitions. As used herein, the following definitions shall apply:

(a)   "Administrator" means the Board or any of its Committees authorized to administer the Plan, in accordance with section 4 of the Plan.

(b)   "Applicable Laws" means the requirements relating to the administration of stock option plans under applicable state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

(c)   "Board" means the Board of Directors of the Company.

(d)   "Cause" means the definition of Cause in Optionee's employment agreement, if any, with the Company. If no such employment agreement or definition in such agreement exists, Cause means (i) breach by Optionee of any covenant not to compete or confidentiality agreement with the Company, (ii) failure by Optionee to substantially perform his or her duties to the reasonable satisfaction of the Board, (iii) serious misconduct by Optionee which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by Optionee with respect to the Company, (v) material misrepresentation by Optionee to a stockholder or director of the Company, (vi) acts of negligence by Optionee in performance of Optionee's duties that are substantially injurious to the Company or (vii) Optionee's conviction of, or a plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude. The Administrator shall make the determination of whether Cause exists.

(e)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)   "Committee" means a committee of Directors appointed by the Board in accordance with section 4 of the Plan.

(g)   "Common Stock" means the Common Stock, par value $0.04 per share, of the Company.

(h)   "Company" means Criticare Systems, Inc., a Delaware corporation.

(i)   "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(j)   "Director" means a member of the Board.

(k)   "Disability" means total and permanent disability as defined in section 22(e)(3) of the Code.

(l)   "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

(m)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i)   if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or the Nasdaq SmallCap Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)   if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)   in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(o)   "Officer" means a person who is an officer of the Company within the meaning of section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

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(p)   "Option" means a stock option granted pursuant to the Plan. All Options granted pursuant to the Plan shall be considered nonstatutory stock options within the meaning of section 422 of the Code and the regulations promulgated thereunder.

(q)   "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(r)   "Optionee" means the holder of an outstanding Option granted under the Plan.

(s)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in section 424(e) of the Code.

(t)   "Plan" means this Criticare Systems, Inc. 2003 Stock Option Plan.

(u)   "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(v)   "Section 16(b) " means section 16(b) of the Exchange Act.

(w)   "Service Provider" means an Employee, Officer, Director or Consultant.

(x)   "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in section 424(f) of the Code.

3.   Stock Subject to the Plan. Shares of Common Stock which may be issued pursuant to Options granted under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held by the Company as treasury stock. Subject to the provisions of section 10 of the Plan, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is 430,000 shares. If an Option expires or becomes unexercisable without having been exercised in full the unissued shares which were subject thereto shall become available for future grant or sale under the Plan.

4.   Administration of the Plan.

(a)   Procedure.

(i)   Rule 16b-3. If the Company has a class of securities registered under the Exchange Act, to the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

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(ii)   Administration. The Plan shall be administered by [a] the Board or [b] a Committee authorized by the Board to administer the Plan, which Committee shall be constituted to satisfy Applicable Laws.

(b)   Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion, from time to time:

(i)   To determine the Fair Market Value.

(ii)   To select the Service Providers to whom Options may be granted hereunder.

(iii)   To determine the number of shares of Common Stock to be covered by each Option granted hereunder.

(iv)   To approve forms of agreement for use under the Plan.

(v)   To determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine.

(vi)   To construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

(vii)   To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws.

(viii)   To modify or amend each Option (subject to section 12(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan.

(ix)   To authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator.

(x)   To make all other determinations deemed necessary or advisable for administering the Plan.

(c)   Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final, conclusive and binding on all Optionees.

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5.   Eligibility. All of the Company's Service Providers (and any individuals who have accepted an offer for service as a Service Provider) are eligible to be granted Options under the Plan.

6.   Limitations. Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

7.   Term of Plan. Subject to section 16 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten years unless terminated earlier under section 12 of the Plan. Any Options outstanding at the end of such period shall remain in effect in accordance with their terms.

8.   Options.

(a)   Term. The term of each Option shall be stated in the Option Agreement.

(b)   Exercise Price. The per share exercise price for the shares of Common Stock to be issued pursuant to exercise of an Option shall be determined by the Administrator, but shall not be less than Fair Market Value on the date the Option is granted or the trading day immediately preceding the date the Option is granted.

(c)   Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(d)   Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(i)   cash;

(ii)   check;

(iii)   consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(iv)   any combination of the foregoing methods of payment; or

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(v)   such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by Applicable Laws.

(e)   Exercise of Option.

(i)   Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as are determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a share.

An Option shall be deemed exercised when the Company receives: [a] written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and [b] full payment for the shares of Common Stock with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in section 10 of the Plan.

Exercising an Option in any manner shall decrease the number of shares of Common Stock thereafter available, both for purposes of the Plan and for sale under the Option, by the number of shares of Common Stock as to which the Option is exercised.

(ii)   Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, retirement after age 55 or termination for Cause, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

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(iii)   Disability or Retirement of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability or the Optionee's retirement after age 55, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

(iv)   Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve months following the Optionee's death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the shares of Common Stock covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the shares of Common Stock covered by such Option shall revert to the Plan.

(v)   Termination for Cause. If an Optionee ceases to be a Service Provider as a result of a termination for Cause, any Option or Options held by him or her under the Plan, to the extent not exercised before such termination, shall forthwith terminate.

(vi)   Buy-out Provisions. The Administrator may at any time offer to buy out for a payment in cash or shares of Common Stock an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

9.   Nontransferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

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10.   Adjustments Upon Changes in Capitalization, Dissolution, or Acquisition of the Company.

(a)   Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)   Acquisitions. In the event that an Acquisition (as defined below) occurs with respect to the Company, the Administrator shall, in its sole discretion, have authority to provide for (i) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Option granted hereunder, (ii) the conversion of each outstanding Option into cash equal to a reasonable, good faith estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share of the Option and/or (iii) the conversion of outstanding Options into the right to receive securities of another entity upon such terms and conditions as are determined by the Administrator in its discretion. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. In cases where the Acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

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(c)   Dissolution or Liquidation. Subject to Section 10(b) above, in the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten days prior to such transaction as to all of the Common Stock covered thereby, including shares of Common Stock as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any shares of Common Stock purchased upon exercise of an Option shall lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

11.   Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

12.   Amendment and Termination of the Plan.

(a)   Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)   Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)   Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

13.   Conditions Upon Issuance of Shares.

(a)   Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)   Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required.

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14.   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

15.   Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

16.   Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

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CRITICARE SYSTEMS, INC.
STOCK OPTION GRANT AGREEMENT
(Grant No. _________)

THIS STOCK OPTION GRANT AGREEMENT dated as of _____________, 200__ (the "Grant Date"), is between __________________ ("Optionee") and CRITICARE SYSTEMS, INC., a Delaware corporation (the "Company").

RECITALS

A.   The Company adopted the Criticare Systems, Inc. 2003 Stock Option Plan (the "Plan"), which was approved by its Board of Directors (the "Board") and stockholders effective November 14, 2003. The Plan is administered by the Compensation Committee (the "Committee") of the Board.

B.   The Board has designated Optionee as a participant in the Plan.

C.   Pursuant to the Plan, Optionee and the Company desire to enter into this Agreement setting forth the terms and conditions of the following option granted to Optionee under the Plan.

AGREEMENTS

Optionee and the Company agree as follows:

1.   Grant of Stock Option. The Company grants to Optionee the right and option (hereinafter referred to as the "Option") to purchase all or any part of up to _____ shares (the "Option Shares") of the Company's common stock, par value $0.04 per share (the "Common Stock "), on the terms and conditions set forth below and in the Plan.

2.   Option Price. The purchase price of the Option Shares shall be $______ per share, which is equal to or greater than the Fair Market Value of the Common Stock on the trading day immediately preceding the Grant Date. Payment of the purchase price shall be made by the Optionee at the time of exercise in the form of cash or a check or, to the extent permitted by the Administrator, under a cashless exercise program implemented by the Company in connection with the Plan.

3.   Period of Exercise. Unless the Option is terminated as provided hereunder or under the Plan, Optionee may exercise this Option in whole or in part at any time after __________________ until it expires at 5 p.m., Milwaukee, Wisconsin time, on the tenth anniversary of the Grant Date (the "Option Period").

4.   Definitions. Unless provided to the contrary in this Agreement, the definitions contained in the Plan and any amendments to the Plan shall apply to this Agreement.

5.   Change in Capital Structure. The Option rights and exercise price of such Option rights will be adjusted in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition or other change in the capital structure of the Company as determined by the Administrator in accordance with the Plan.

6.   Nontransferability of Option. The Option shall not be transferable other than by will or the laws of descent or distribution and shall be exercisable, during Optionee's lifetime, only by Optionee.

7.   Delivery by the Company. As soon as practicable after receipt of all items referred to in section 8(e)(i) of the Plan and any payment required by the Plan (which payment may also be made in accordance with a cashless exercise program implemented by the Company in connection with the Plan), the Company shall deliver to Optionee certificate(s) issued in Optionee's name for the number of Option Shares purchased by exercise of the Option (or, if requested by the Optionee, such shares shall be issued to the Optionee by electronic transfer to the Optionee's broker). If delivery is by mail, delivery of Option Shares shall be deemed effected when the stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to Optionee.

8.   Addresses. All notices or statements required to be given to either party hereto shall be in writing and shall be personally delivered or sent, in the case of the Company, to its principal business office and, in the case of Optionee, to Optionee's address as is shown on the records of the Company or to such address as Optionee designates in writing. Notice of any change of address shall be sent to the other party by registered or certified mail. It shall be conclusively presumed that any notice or statement properly addressed and mailed bearing the required postage stamps has been delivered to the party to which it is addressed.

9.   Restrictions Imposed by Law. Notwithstanding any other provision of this Agreement, Optionee agrees that Optionee shall not exercise the Option and that the Company will not be obligated to deliver any shares of Common Stock or make any cash payment if counsel to the Company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of shares of Common Stock or other payment to comply with any law or regulation of any governmental authority.

10.   Service Provider Relationship. Nothing in this Agreement or in the Plan shall limit the right of the Company or any parent or subsidiary of the Company to terminate Optionee's employment or other form of service relationship or otherwise impose any obligation to employ and/or retain Optionee as a service provider.

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11.   Effect of Termination of Service Provider Relationship.

(a)   Termination of Relationship as a Service Provider. If the Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, retirement after age 55 or termination for Cause, the Option (to the extent exercisable pursuant to Section 3 above as of the date of the Optionee's termination) shall remain exercisable for three months following the date of the Optionee's termination.

(b)   Disability or Retirement of Optionee. If the Optionee ceases to be a Service Provider as a result of the Optionee's Disability or the Optionee's retirement after age 55, the Option (to the extent exercisable pursuant to Section 3 above as of the date of the Optionee's termination) shall remain exercisable for twelve months following the date of the Optionee's termination.

(c)   Death of Optionee. If the Optionee dies while a Service provider, the Option (to the extent exercisable pursuant to Section 3 above as of the date of the Optionee's death) shall remain exercisable for twelve months following the Optionee's death. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution.

(d)   Termination for Cause. If the Optionee ceases to be a Service Provider as a result of a termination for Cause, the Option, to the extent not exercised before such termination, shall forthwith terminate.

(e)   Unvested Options. If the Option is not exercisable pursuant to Section 3 above as of the date of the Optionee's termination for any reason, the Option shall terminate as of the date of termination.

12.   Governing Law. This Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin.

13.   Provisions Consistent with Plan. This Agreement is intended to be construed to be consistent with, and is subject to, all applicable provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.

_______________________________________
[Name of Optionee]

CRITICARE SYSTEMS, INC.

BY____________________________________
      Vice President-Finance

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EXHIBIT A

Option Exercise

1.   I exercise my option to purchase the number of shares of Criticare Systems, Inc. (the "Company") common stock shown below pursuant to the Company’s 2003 Stock Option Plan.

Grant Agreement	Options Exercised

Date____________________	Number____________________
Grant No._________________	Per Share Option Price_________________
Option Price Enclosed____________________

2.   In connection with this Option exercise, I represent the following:

(a)  All conditions under the above-referenced Grant Agreement have been met with respect to the Options exercised.

(b)  I have had access to and have reviewed all current publicly available reports filed by the Company with the Securities and Exchange Commission and have based my purchase on that information and not on any other oral or written information supplied by the Company.

3.   I understand that before I receive my certificate for the shares referenced above, the Company requires me to remit to it an amount sufficient to satisfy any outstanding amounts due the Company and to satisfy any federal, state or local withholding tax requirements.

Date____________________             Name_______________________________
                        (Please print name exactly as it should appear
                                    on your stock certificate)

                                Signature______________________________